Exhibit 16.1

February 1, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Collectors Universe, Inc.’s Form 8-K dated January 26, 2005, and have the following comments:

1.    We agree with the statements made in the first, third, fourth, fifth and sixth paragraphs.

2.    We have no basis on which to agree or disagree with the statements made in the second paragraph.

Yours truly,

DELOITTE & TOUCHE LLP
Costa Mesa, California